Amendment to Consulting Agreement

As of February 09, 2018, the contract entitled “Consulting Agreement” between the following parties:

a.       OBITX, Inc.; and

b.      Brandy Craig

"Section 2: Compensation" in the original contract will be deleted.

"Section 2: Compensation [Revised]" will be added to the original contract, and will read as follows:

2.      Compensation.  In consideration for Consultant’s performance of the Services, Company shall pay Consultant $3,500 USD per month, which may be converted into common stock by mutual consent of the Company and consultant at the average price of the preceding five days of trading.

The Company shall pay an initial stock allocation:

a) Consultant shall receive a warrant to acquire 50,000 shares of the Company’s stock at par value ($0.0001 per share).

b) Consultant shall receive a five-year warrant to acquire 250,000 shares of the Company’s stock at the price of $1.00 per share.

These changes are the only changes to the original contract. The entire remainder of the original contract remains in full force. This Amendment shall be effective once signed by both parties.

This Amendment shall be signed by the following:

_______________________________________________  Date: _______________

Alex Mardikian

CEO, OBITX, Inc.

_______________________________________________  Date: _______________

Brandy Craig